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                                                                   Exhibit 23.17
                                                                   -------------


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-xxxxx) and related Prospectus of Earthlink, Inc. for the registration of 164,388 shares of Earthlink, Inc.'s common stock and to the incorporation by reference therein of our report dated May 13, 1999, with respect to the financial statements of Internet Solutions, LLC included in the Annual Report (Form 10-K) of OneMain.com, Inc. for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

                                       /s/ Kevin J. Tochtrop
                                       Certified Public Accountant


Washington, Missouri
October 12, 2000